EXHIBIT 21.1

Name	State or Other Jurisdiction of Incorporation or Organization
7624026 Canada Inc.	Canada
Eskimo Pie Corporation	Virginia
Integrated Brands, Inc.	New Jersey
Eskimo Pie Frozen Distribution, Inc.	Delaware
Sugar Creek Foods, Inc.	Virginia
Eskimo, Inc.	Virginia
CBA Foods, LLC	Delaware
CB Americana, LLC	Delaware
CoolBrands Manufacturing Inc.	Delaware
CoolBrands Smoothies Franchise LLC	Delaware
Integrated Brands Franchise Corp.	Delaware
HB Service, LLC	Delaware
Service Beverly Hills, LLC	Delaware
Service California, LLC	Delaware
Service Cincinnati, LLC	Delaware
Service Columbus, LLC	Delaware
Service Louisville, LLC	Delaware
Service Mid-West LLC	Delaware
Santec Chemical	Florida
Service Arkansas, LLC	Florida
Service Baltimore, LLC	Florida
Service Birmingham, LLC	Florida
Service Central FL, LLC	Florida
Service Chattanooga, LLC	Florida
Service Columbia, LLC	Florida
Service DC, LLC*	Florida
Service Denver, LLC	Florida
Service Florida, LLC	Florida
Service Gainesville, LLC	Florida
Service Gold Coast, LLC	Florida
Service Greenville, LLC	Florida
Service Gulf Coast, LLC	Florida
Service Hawaii, LLC	Florida
Service Houston, LLC	Florida
Service Indianapolis, LLC	Florida
Service Las Vegas, LLC	Florida
Service Memphis, LLC	Florida
Service Michigan, LLC*	Florida
Service Nashville, LLC	Florida
Service New England LLC	Florida
Service New Mexico, LLC	Florida
Service New Orleans, LLC	Florida
Service New York, LLC	Florida
Service North, LLC	Florida
Service North-Central, LLC	Florida
Service Oklahoma City, LLC	Florida
Service Philadelphia, LLC	Florida
Service Phoenix, LLC	Florida
Service Portland, LLC	Florida
Service Salt Lake City, LLC	Florida
Service Seattle, LLC	Florida
Service South, LLC	Florida
Service St. Louis, LLC	Florida
Service Tallahassee, LLC*	Florida
Service Tampa, LLC*	Florida
Service Tri-Cities, LLC	Florida
Service Virginia, LLC	Florida
Service West Coast, LLC*	Florida

Name	State or Other Jurisdiction of Incorporation or Organization
Service Western Pennsylvania, LLC	Florida
Service Mid-Atlantic, LLC	Florida
Service Carolina, LLC	North Carolina
Service Charlotte, LLC	North Carolina
Service Greensboro, LLC	North Carolina
Service Raleigh, LLC	North Carolina
Swisher International, Inc.	Nevada
Swisher Hygiene Franchise Corp.	North Carolina
HB Fairview Holdings, LLC*	Delaware
Swisher Pest Control Corp.	North Carolina
Swisher Maids, Inc.	North Carolina
SHFC Finance, LLC	Florida
Service Minneapolis, LLC	Delaware
SHFC Operations, LLC	Delaware

*	Indicates subsidiaries not wholly-owned.